CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 7, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-00824 and 811-04428) of Dreyfus U.S. Treasury Intermediate Term Fund.








                                        ERNST & YOUNG LLP


New York, New York
April 25, 2002